SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

           -----------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

           -----------------------------------------------------------

                           ALBANY INTERNATIONAL CORP.
               (Exact name of issuer as specified in its charter)


         DELAWARE                                      14-0462060
  (State of Incorporation)                    (IRS Employer Identification No.)
                   PO Box 1907, Albany, New York 12201 - 1907
                    (Address of principal executive offices)

           -----------------------------------------------------------

                           ALBANY INTERNATIONAL CORP.
                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)

   THOMAS H. HAGOORT, Secretary and General Counsel, Albany International Corp.
                P.O. Box 1907, Albany, New York 12201 - 1907
                               (518) 445-2200
           (Name, address and telephone number of agent for service)

           -----------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE
           -----------------------------------------------------------




                                          Proposed        Proposed
                                           maximum        maximum
                           Amount         offering       aggregate   Amount of
 Title of securities       to be           price         offering   registration
  to be registered       registered       per share        price        fee
--------------------------------------------------------------------------------
Class A Common        3,000,000 shares   14.46875(1)   $43,406,250   $13,153.41
Stock, $.001 par
value
--------------------------------------------------------------------------------

(1) Calculated, solely for the purpose of determining the registration fee and pursuant to Rule 457(h), on the basis of the average of the high and low prices of the issuer's Class A Common Stock reported on the Composite Tape for the New York Stock Exchange as of October 27, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
           -----------------------------------------------------------

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents are incorporated by reference in this Registration Statement: (a) the annual report on Form 10-K for the fiscal year ended December 31, 1998 of Albany International Corp. (the "Company"); (b) the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999; and (c) the Company's registration statement on Form 8-A, dated August 18, 1988, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), describing the Company's Common Stock.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Thomas H. Hagoort, who is delivering the opinion on the validity of the securities being registered referred to in Item 8 hereof, is the Company's General Counsel and is a full time Company employee. He is also eligible to receive options issued under the 1998 Stock Option Plan, at the discretion of the Committee (as defined in the Plan).

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                  Section 102(b) (7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or
(iv) for any transaction from which the director derived an improper personal benefit.

                  Article V of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

                  Article V of the Company's By-Laws requires that the Company indemnify, to the fullest extent permitted by law, each person serving as a director of the Company or of a majority-owned subsidiary of the Company or of any other enterprise at the request of the Company in connection with any action, suit or proceeding brought against such person by reason of his status as such a director or arising from any other function (including service as an officer) performed by such person for the Company, such a subsidiary or such an enterprise; PROVIDED, HOWEVER, that such indemnification is inapplicable if a judgment or other final adjudication adverse to such person establishes that (i) the acts of such person to which such action, suit or proceeding relates were the result of active and deliberate dishonesty by such person and were material to such action, suit or proceeding, or (ii) such person personally gained, as a result of the acts of such person to which such action, suit or proceeding relates, a financial profit or other financial advantage to which he was not legally entitled.

                  Article VI of the Company's By-Laws permits the Company to indemnify, to the fullest extent permitted by law, each person serving as an officer, employee or agent of the Company or of a majority-owned subsidiary of the Company or any other enterprise at the request of the Company in connection with any suit, action or proceeding brought against such person by reason of his status as such an officer, employee or agent or arising from any other function performed by such person for the Company, such a subsidiary or such an enterprise; PROVIDED, HOWEVER, that such permissive indemnification of officers, employees and agents is inapplicable in circumstances analogous to those in which mandatory indemnification of directors is inapplicable.

                  The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by directors and officers in connection with the performance of their duties.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.           EXHIBITS

                  EXHIBIT NO.       EXHIBIT
                  ----------        --------
                  4.1*              Article IV of Restated Certificate of
                                    Incorporation of Registrant

                  5.1 Opinion of Thomas H. Hagoort, as to the legality of the issuance of the Class A Common Stock offered hereby

                  10(m)(vi)         1998 Stock Option Plan **

                  23.1              Consent of PricewaterhouseCoopers LLP

                  23.2              Consent of Thomas H. Hagoort
                                    (included in Exhibit 5.1)

                  25                Power of Attorney

---------------------------------
* Incorporated by reference to Exhibit F to the Registrant's Registration Statement on Form 8-A, file no.1-10026, declared effective by the Securities and Exchange Commission on August 26, 1988 (as to The Pacific Stock Exchange, Inc.) and on September 7, 1988 (as to The New York Stock Exchange, Inc.).

**Incorporated by reference to Exhibit 10(m)(vi) of the Registrant's Annual
  Report on Form 10-K for the fiscal year ended December 31, 1998.

Item 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement), and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, PROVIDED, HOWEVER, that the foregoing clauses (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment and each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menands, State of New York on the 1st day of November, 1999.


                           ALBANY INTERNATIONAL CORP.


                                            By:
                                                        /s/  Michael C. Nahl
                                                        --------------------
                                                     Michael C. Nahl
                                                     Senior Vice President and
                                                     Chief Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                             Title                        Date
           -------------                           ------                       ------

               *                     Chairman of the Board and Chief
---------------------------------    Executive Officer (Principal        November 1, 1999
(Francis L. McKone)                  Executive Officer)

                                     Senior Vice President and Chief
   /s/  Michael C. Nahl              Financial Officer (Principal        November 1, 1999
-----------------------------
(Michael C. Nahl)                    Financial Officer)

               *                     Vice President, Controller          November 1, 1999
---------------------------------    (Principal Accounting Officer)
(Richard A. Carlstrom)

               *                     President and Chief Operating       November 1, 1999
---------------------------------    Officer
(Frank R. Schmeler)

               *
---------------------------------    Director                            November 1, 1999
(Thomas R. Beecher, Jr.)

               *
---------------------------------    Director                            November 1, 1999
(Charles B. Buchanan)

               *
---------------------------------    Director                            November 1, 1999
(Joseph G. Morone)

               *
---------------------------------    Director                            November 1, 1999
(Christine L. Standish)

               *
---------------------------------    Director                            November 1, 1999
(Allan Stenshamn)

               *
---------------------------------    Director                            November 1, 1999
(Barbara P. Wright)


---------------------------------    Director                            November 1, 1999
(Erland E. Kailbourne)



* By
            /s/  Michael C. Nahl
            --------------------
         Michael C. Nahl
         Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT             DESCRIPTION
-----------       --------------------------------------------------------------

4.1 Article IV of Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit F to the Registrant's Registration Statement on Form 8-A, file no. 1-10026), declared effective by the Securities and Exchange Commission on August 26, 1988 (as to The
                  Pacific Stock Exchange, Inc.) and on September 7, 1998 (as to The New York Stock Exchange, Inc.)

5.1               Opinion of Thomas H. Hagoort

10(m)(vi)         Incorporated by reference to Exhibit 10(m)(vi) to the
                  Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Thomas H. Hagoort (included in Exhibit 5.1)

25                Power of Attorney

                                   EXHIBIT 5.1





                                                     November 1, 1999


Albany International Corp.
P.O. Box 1907
Albany, NY  12201-1907

         Re:      Albany International Corp. 1998 Stock Option Plan

Dear Ladies and Gentlemen:

         As  General   Counsel  of  Albany   International   Corp.,  a  Delaware
corporation (the "Corporation"), I have advised the Corporation in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of 3,000,000 shares of the Corporation's Class A Common Stock, $.001 par value (the "Shares"), that may be issued upon exercise of options granted pursuant to the Corporation's 1998 Stock Option Plan ("the 1998 Plan").

         In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine and that the certificates evidencing the Shares will conform to the specimen certificate that we have examined.

         Based on the foregoing, it is my opinion that:

                  1. The Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. The Shares have been duly authorized by all necessary corporate action of the Corporation.

                  3. When the Shares are duly issued and delivered in accordance with the terms of the 1998 Plan, the Shares will be legally issued, fully paid and non-assessable.

         I express no opinion other than as to the federal law of the United States of America, the law of the State of New York and the corporation law of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/  Thomas H. Hagoort

                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Albany International Corp., which is incorporated by reference in Albany International Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 28, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Albany, New York
November 1, 1999

                                   EXHIBIT 25


                                Power of Attorney


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Albany International Corp., a Delaware corporation ("the
Company"), hereby constitutes and appoints Michael C. Nahl, Richard A. Carlstrom, Thomas H. Hagoort, John C. Treanor and Charles J. Silva, and each of them with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 under the Securities Act of 1933, as amended ("the Securities Act") relating to the Company's 1998 Stock Option Plan, and any and all amendments (including post-effective amendments) thereto, and any or all other exhibits and documents relating thereto, with power where appropriate to affix the corporate seal of the Company thereto and to attest said seal, with the Securities and Exchange Commission ("the SEC"), and generally to do all such things in his or her name and in his or her capacity as an officer or director of the Company to enable the Company to comply with the provisions of the Securities Act, and all other requirements of the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         The appointment of any attorney-in-fact and agent hereunder shall automatically terminate at such time as such attorney-in-fact and agent ceases to be an officer of the Company. Any of the undersigned may terminate the appointment of any of his or her attorneys-in-fact and agents hereunder by delivering written notice thereof to the Company.

        IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney this 12th day of May, 1998.



   /s/ Francis L. McKone                                /s/ Michael C. Nahl
   ---------------------                                -------------------
Francis L. McKone                                    Michael C. Nahl
Chairman of the Board and Chief                      Senior Vice President and
Executive Officer                                    Chief Financial Officer
(Principal Executive Officer)                      (Principal Financial Officer)



   /s/ Richard A. Carlstrom                           /s/ Thomas R. Beecher, Jr.
   ------------------------                           --------------------------
Richard A. Carlstrom                                  Thomas R. Beecher, Jr.
Controller                                            Director
(Principal Accounting Officer)



   /s/ Charles B. Buchanan                           /s/ Joseph G. Morone, Ph.D.
   -----------------------                           ---------------------------
Charles B. Buchanan                                   Joseph G. Morone, Ph.D.
Director                                              Director



   /s/ Frank R. Schmeler                               /s/ Christine L. Standish
   ---------------------                               -------------------------
Frank R. Schmeler                                     Christine L. Standish
President, Chief Operating Officer                    Director
and Director


   /s/ Allan Stenshamn                                 /s/ Barbara P. Wright
   -------------------                                 ---------------------
Allan Stenshamn                                       Barbara P. Wright
Director                                              Director